UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HELIOS SELECT FUND, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

            N/A

(2)	Aggregate number of securities to which the transaction applies:

            N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            N/A

(4)	Proposed maximum aggregate value of transaction:

            N/A

(5)	Total fee paid:

            $0

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

            N/A

(2)	Form, Schedule or Registration Statement No.:

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(3)	Filing Party:

            N/A

(4)	Date Filed:

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Helios Select Funds

Draft Solicitation Script

Meeting Date, May 29th, 2009

866-586-0512

Greeting :

Hello, is Mr./Ms.                  available please?

Hi Mr./Ms.                         , my name is                                  and I am calling from Broadridge on behalf of the Helios Select Funds and for your protection this call is being recorded. Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders to be held on May 29, 2009. Have you received this material?

If proxy materials were received

We have not received your proxy. Your Fund’s Board of Directors is recommending that you vote in favor of the proposal. Would you like to take this opportunity to vote with me over the phone?

For the record, would you please state your full name and mailing address?

Are you authorized to vote on all shares?

Again, my name is                                 , a proxy voting specialist on behalf of the Helios Select Funds. Today’s date is                      and the time is                      Eastern Time.

Mr./Ms.                         , I have recorded your [FAVORABLE / AGAINST / ABSTAIN] vote for all of your Helios Select Funds accounts and will be sending you a written confirmation for each. If you wish to make any changes you may contact us by calling 866-586-0512. Thank you very much for your participation and have a great day/evening.

If proxy materials were not received

Verify address and make any changes.

(Verify entire address, including street name, number, town, state & zip)

I can either email or resend the voting material to you. If you would like, we can schedule a call back at a later date. Also, you may call us back after receiving the materials with any questions or to cast your vote over the phone. The phone number is 866-586-0512.

If yes (regarding emailing)

May I have your email address please?

(Type email address in the notes and read it back phonetically to the shareholder and verify if it is case sensitive).

If yes (regarding re-mailing)

Can you please verify your mailing address?

(Verify entire address, including street name, number, town, state & zip)

The new package will be mailed out to you. Mr./Ms.             , would you like me to schedule a call back after you have had a chance to review the material? Thank you for your time and have a great day/evening.

If not interested, use rebuttal

You may automatically receive another mailing because of your unvoted shares. Please be aware that as a shareholder, your vote is very important. If you receive another mailing, you are welcome to vote by internet, touchtone phone or by mail. The only thing you will need is the control number, which is the shaded number on your proxy card. Thank you again for your time today, and have a wonderful day/evening.

If shares were sold after record date

Since you were a shareholder on the date of record, which was April 9, 2009, you are still entitled to cast your vote. If you would like, I can go over the proxy material with you now and assist you in placing your vote.

If yes (to placing their vote)

May I please confirm you have received the material and are authorized to vote on this/these account(s)? For the record, would you please state your full name and full mailing address?

The Board of Directors has unanimously approved the proposals as set forth in the material you received and recommends a favorable vote for this/these proposal(s). Do you wish to support the board’s recommendation for each of your accounts?

For favorable vote

Mr./Ms.             , I have recorded your vote as follows, for all of your Helios Select Funds accounts you are voting the Board’s recommendation in favor of the proposals as set forth in the proxy materials you received, is that correct?

For non-favorable vote

Mr./Ms.             , I have recorded your vote as follows, for all of your Helios Select Funds accounts you are voting against the proposals as set forth in the proxy materials you received, is that correct?

For abstentions

Mr./Ms.                         , I have recorded your vote as follows, for all of your Helios Select Funds accounts you are abstaining on the proposals as set forth in the proxy materials you received, is that correct?

Record all votes as shareholder requests and confirm by reading back their choices

Please be aware that as a shareholder, your vote cannot be changed with us by phone after 9:00 PM on May 28, 2009. Thank you very much for your participation and have a great day/evening.

ANSWERING MACHINE MESSAGE:

Hello, this message is for                          and my name is                         . I am a proxy voting specialist for the Helios Select Funds, of which you are a stockholder. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on May 29, 2009.

Your participation is very important. To vote over the telephone, call toll-free at 866-586-0512 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time.

Your prompt response will help avoid the cost of additional calls and ensure that enough stockholder participation will be present at the meeting. The Board of Directors of the funds unanimously recommends that you vote in favor of the proposals.

Thank you and have a great day/evening.

AUTOMATED ANSWERING MACHINE MESSAGE

Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of the Helios Select Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on May 29th, 2009.

Your participation is very important. To vote over the telephone, call toll-free at 866-586-0512 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM – 9:00 PM and Saturday 10:00 AM – 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

INBOUND—CLOSED RECORDING

“Thank you for calling the Broadridge Proxy Services Center for the Helios Select Funds. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. Thank you.”

INBOUND—CALL IN QUEUE MESSAGE

“Thank you for calling the Broadridge Proxy Services Center for the Helios Select Funds. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.”

END OF CAMPAIGN MESSAGE

“Thank you for calling the Broadridge Proxy Services Center for the Helios Select Funds. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Helios Select Funds, please contact your Financial Advisor or call the Helios Select Funds at 800-497-3746. Thank you for investing with the Helios Select Funds.”